Exhibit 5(a)

Deborah A. Amberg
Senior Vice President,
General Counsel, and Secretary
May 3, 2016

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802

Ladies and Gentlemen:
Reference is made to the Registration Statement on Form S‑3 (the “Registration Statement”) to be filed by ALLETE, Inc. (“Company”), on or about the date hereof, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of 3,641,133 shares of the Company's Common Stock, without par value (“Common Stock”), in connection with Invest Direct, the Company's direct stock purchase and dividend reinvestment plan (“Plan”). This opinion is given with respect to the shares of Common Stock to the extent that they include newly‑issued shares.
In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.
Based upon the foregoing, I am of the opinion that all action necessary to make the Common Stock validly issued, fully paid and non‑assessable will have been taken when:
1.    The shares of Common Stock are issued and sold in compliance with authority contained in an order or orders of the Minnesota Public Utilities Commission; and

2.    The Common Stock shall have been issued and sold for the consideration contemplated by the Plan, and as otherwise contemplated by the Registration Statement.
I am a member of the Minnesota Bar and this opinion is limited to the laws of the State of Minnesota and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, I have relied, with your consent, upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Minnesota law, Morgan, Lewis & Bockius LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me in the Prospectus included in the Registration Statement under the caption “Legal Opinions.” In giving the foregoing consents, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Sincerely,

/s/ Deborah A. Amberg
Deborah A. Amberg

30 West Superior Street	Duluth, Minnesota 55802-2093	218.723.3930	Fax 218.723.3960	damberg@allete.com